Exhibit 99.1

NEWS RELEASE

Contacts:

Anika Therapeutics, Inc.

PondelWilkinson Klein

Charles Sherwood, Ph.D., CEO	Susan Klein (508) 358-4315
(781) 932-6616	Rob Whetstone (310) 279-5963

ANIKA THERAPEUTICS ANNOUNCES ADDITION OF NEW BUSINESS DEVELOPMENT
EXECUTIVE; DEPARTURE OF CHIEF FINANCIAL OFFICER

WOBURN, Mass. – October 5, 2004 – Anika Therapeutics, Inc. (NASDAQ:ANIK) today announced the appointment of Elizabeth C. Chen as senior vice president of marketing and business development, a newly created executive position.

Ms. Chen will be responsible for developing and implementing strategic and tactical initiatives worldwide to drive Anika’s corporate growth.  Most recently, she was general manager of an ICN Pharmaceuticals, Inc. subsidiary, Circe Biomedical Company, where she also served as chief operating officer from 2000 to 2003.  Earlier, Ms. Chen was president and chief executive officer of Marathon Biopharmaceuticals, LLC, which was spun out of Seragen and later acquired by Ligand Pharmaceuticals, Inc. in 1999.

Ms. Chen has held several other executive and consulting positions in the biotechnology and pharmaceutical industries, including one in international operations for Merck & Company, Inc.  She holds a master’s degree in business administration from the Wharton School of the University of Pennsylvania and bachelor’s degree in organizational behavior from Yale University.

“Elizabeth has impressive credentials and we expect she will be a tremendous asset to Anika as we develop our long-range strategy and look to expand our product portfolio and revenue base,” said Charles H. Sherwood, Ph.D., president and chief executive officer.

Separately, Anika reported the resignation of William J. Knight as chief financial officer effective October 22.  “We thank Bill Knight for his contributions to Anika since he joined the company in 2002 and wish him well in his next venture,” said Dr. Sherwood, noting that Anika has commenced a search for a new chief financial officer.

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About Anika Therapeutics, Inc.

Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products and devices intended to promote the repair, protection and healing of bone, cartilage and soft tissue.  These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body.  Anika products include OrthoVisc®, a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by Ortho Biotech Products, L.P., and Hyvisc®, a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc.  Anika manufactures Amvisc™ and Amvisc Plus™, HA viscoelastic products for ophthalmic surgery, for Bausch & Lomb.  It also produces CoEase™, which is marketed by Advanced Medical Optics, Inc., STAARVISC™-II distributed by STAAR Surgical Company and Shellgel™ for Cytosol Ophthalmics, Inc.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements involve known and unknown risks, uncertainties and other factors.  The words “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters such as statements regarding the Company’s efforts to broaden its franchises, its efforts with respect to its hyaluronic acid technology and expectations of performance of its vice president of operations, identify forward-looking statements.  All statements, other than statements of historical facts, are forward-looking statements based in the current beliefs and assumptions of management and are subject to significant risks and uncertainties.  The Company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors, including the risk that the Company’s efforts to enter into long-term strategic relationships will not be successful or that the Company does not achieve any additional or significant sales from such relationships and the risk that the Company is unable to expand its product portfolio and revenue base to the extent intended.  Certain other factors that might cause the Company actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors and Certain Factors Affecting Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, Quarterly Report on Form 10-Q for the quarter ended June 30, 2004,  and Current Reports on Form 8-K, as well as those described in the Company’s other press releases and SEC filings.

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